Exhibit(a)(8)


                              AB CORPORATE SHARES

                               AMENDMENT NO. 7 TO

            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

      The undersigned, being at least a majority of the duly elected and qualified Trustees of AB Corporate Shares, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 26, 2004, as amended, do hereby amend Article III, Section 6 of the Agreement and Declaration of Trust by striking out the first sentence thereof and inserting in lieu thereof the following:

            Section 6 Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or classes, each of the following Series and classes shall be, and is hereby, established and designated: AB Corporate Income Shares, AB Municipal Income Shares, AB Taxable Multi-Sector Income Shares, AB Tax-Aware Real Return Income Shares, AB International Focus Shares and AB Impact Municipal Income Shares.

      This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.


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      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.

                                          Date:
--------------------------------
John H. Dobkin


/s/ Michael J. Downey                     Date: 6/6/17
--------------------------------
Michael J. Downey


/s/ William H. Foulk, Jr.                 Date: 6/6/17
--------------------------------
William H. Foulk, Jr.


                                          Date:
--------------------------------
D. James Guzy


/s/ Nancy P. Jacklin                      Date: 6/6/17
--------------------------------
Nancy P. Jacklin


/s/ Robert M. Keith                       Date: 6/12/17
--------------------------------
Robert M. Keith


/s/ Carol C. McMullen                     Date: 6/7/2017
--------------------------------
Carol C. McMullen


/s/ Garry L. Moody                        Date: 6/8/17
--------------------------------
Garry L. Moody


/s/ Marshall C. Turner, Jr.               Date: 6/12/17
--------------------------------
Marshall C. Turner, Jr.


                                          Date:
--------------------------------
Earl D. Weiner